UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 3, 2009
HUNTINGTON BANCSHARES INCORPORATED
(Exact name of registrant as specified in its charter)

Maryland	1-34073	31-0724920

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Huntington Center
41 South High Street
Columbus, Ohio	43287

(Address of principal executive	(Zip Code)
offices)
Registrant’s telephone number, including area code (614) 480-8300

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
          On June 3, 2009, Huntington Bancshares Incorporated (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. (“Goldman Sachs”), on behalf of themselves and the several underwriters specified therein (the “Underwriters”), with respect to the sale of 90,000,000 shares of common stock, par value $0.01, of the Company (“Common Stock”) to the Underwriters in connection with a public underwritten offering. Pursuant to the Underwriting Agreement, the Company granted the Underwriters an option to purchase up to 13,500,000 additional shares of Common Stock, which the Underwriters exercised in full. On June 9, 2009, the Company completed the sale of the 103,500,000 shares of Common Stock to the Underwriters.
          The public underwritten offering is more fully described in a prospectus supplement, filed with the Securities and Exchange Commission (the “Commission”) on June 3, 2009, to the accompanying prospectus filed with the Commission on January 13, 2009, as part of the Company’s Registration Statement on Form S-3ASR (File No. 333-156700) (the “Registration Statement”). A copy of the Underwriting Agreement is included as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.
          As a result of the completion of the public underwritten offering, on June 9, 2009, the Company terminated its discretionary equity issuance program and the related Equity Distribution Agreement, dated May 21, 2009, with Goldman Sachs (the “Equity Distribution Agreement”). The discretionary equity issuance program had been suspended since the commencement of the public underwritten offering. Prior to the suspension of the program, the Company sold, through Goldman Sachs, as its sales agent, an aggregate of 18,454,313 shares of Common Stock under the program for an aggregate sales price of approximately $76 million. Shares of Common Stock sold under the program were sold pursuant to the Equity Distribution Agreement and were issued pursuant to a prospectus supplement filed with the Commission on May 21, 2009, to the accompany prospectus filed with the Commission on January 13, 2009, as part of the Company’s Registration Statement.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 3, 2009, between Huntington Bancshares Incorporated and Goldman, Sachs & Co., on behalf of themselves and the several underwriters specified therein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON BANCSHARES INCORPORATED
Date: June 9, 2009	By:	/s/ Richard A. Cheap
		Name:	Richard A. Cheap
		Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 3, 2009, between Huntington Bancshares Incorporated and Goldman, Sachs & Co., on behalf of themselves and the several underwriters specified therein.